Exhibit (23) (a)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated December 5, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of Guilford Mills, Inc. and subsidiaries on Form 10-K for the year ended September 28, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Guilford Mills, Inc. on Form S-8 (File No. 33-105954, effective June 9, 2003).

                                                 /s/ Grant Thornton LLP

Greensboro, North Carolina
March 9, 2004